UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

GLACIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Montana

(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-18911	81-0519541

49 Commons Loop

Kalispell, Montana 59901

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On November 15, 2016, Glacier Bancorp, Inc., Kalispell, Montana (“GBCI”) and its wholly owned subsidiary, Glacier Bank, entered into a Plan and Agreement of Merger (the “Merger Agreement”) with TFB Bancorp, Inc. (“TFB”) and its wholly owned subsidiary, The Foothills Bank. Under the terms of the Merger Agreement, TFB will merge with and into GBCI, with GBCI as the surviving entity. Immediately thereafter, The Foothills Bank will merge with and into Glacier Bank, with Glacier Bank surviving as a wholly owned subsidiary of GBCI (the “Bank Merger”). Following the Bank Merger, the branches of The Foothills Bank will operate as branches of Glacier Bank under the name “The Foothills Bank, a division of Glacier Bank.”

The transaction provides for the payment to TFB shareholders of a unit consisting of $7.36152 per share in cash and 0.607387 shares of GBCI common stock. Based on the closing price of $32.13 for GBCI common stock on November 11, 2016, the transaction would result in an aggregate value of $62.4 million, or $26.88 per fully diluted TFB common share, subject to certain adjustments based on the price of GBCI common stock for a specified period before closing.

Consummation of the transaction is subject to required regulatory approvals, TFB shareholder approval, and other customary conditions of closing. The transaction is presently expected to close in the first quarter of 2017. For information regarding the terms of the proposed transaction, reference is made to the press release dated November 15, 2016, which is attached as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving GBCI and TFB. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed merger transaction, GBCI will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of TFB and a Prospectus of GBCI, as well as other relevant documents concerning the proposed transaction. Shareholders of TFB are urged to read carefully the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about GBCI and TFB, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from GBCI at www.glacierbancorp.com under the tab “SEC Filings” or by requesting them in writing or by telephone from GBCI at: Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901, ATTN: LeeAnn Wardinsky, Corporate Secretary; Telephone (406) 751-4703.

GBCI and TFB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TFB in connection with the proposed merger. Information about the directors and executive officers of GBCI is set forth in the proxy statement for GBCI’s 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 14, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger filed with the SEC when they become available. Copies of these documents may be obtained free of charge from the sources described above.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the benefits of the business combination transaction involving GBCI and TFB, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the merger transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which GBCI and TFB operate; the ability to promptly and effectively integrate the businesses of Glacier Bank and The Foothills Bank; the reaction to the transaction of the companies’ customers, employees, and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. GBCI undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release dated November 15, 2016.

99.2	Presentation dated November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2016	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer